UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c- 5(d)(2))
[X]	Definitive Information Statement

THE PULSE BEVERAGE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11678 N. Huron Street

Northglenn, CO 80234

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 382-5476

N/A

(Former name or former address if changed since last report)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A.

(2) Aggregate number of securities to which transaction applies: N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4) Proposed maximum aggregate value of transaction: N/A.

(5) Total fee paid: N/A.

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: $0.

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

Contact Person:

Donald G Davis, Esq.

don@securities-attys.com

213-400-2007

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PULSE BEVERAGE CORPORATION

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Pulse Beverage Corporation

11678 N. Huron Street

Northglenn, CO 80234

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being filed with the Securities and Exchange Commission and is being furnished to the holders of common stock (the “Shareholders”) of The Pulse Beverage Corporation, a Nevada corporation (the “Company,” “we,” “our,” “us,” or words of similar import), pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to notify such Shareholders of a proposed amendment to our Articles of Incorporation. The Company proposed an amendment to our Articles of Incorporation that would increase the number of authorized shares of the Company’s common stock from 5,000,000,000 to 10,000,000,000 (the “Authorized Increase Amendment”).

The Board of Directors has fixed December 22, 2017, as the record date (the “Record Date”) for determining those of our shareholders entitled to receive this Information Statement.

The Authorized Increase Amendment was unanimously adopted and approved on December 28, 2017 by written consent of our Board of Directors, and the Board recommended to Robert Yates, the holder of 4,211,333 shares of common stock of the Company and 300,000 shares of the Series A Preferred Stock of the Company and 5 shares of the Series B Preferred Stock of the Company (the “Majority Shareholder”), that he approve the Authorized Increase Amendment. As of December 26, 2017, the Majority Shareholder held 98.2389% of the total voting power of all issued and outstanding voting capital of the Company. On December 28, 2017, the Majority Shareholder approved the Authorized Increase Amendment by written consent in lieu of a meeting in accordance with Nevada law. No other votes were required or necessary to adopt the Authorized Increase Amendment, and none is being solicited hereunder. See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval,” herein.

The Authorized Increase Amendment will become effective on or after the opening of business on February 05, 2018, a date that is at least 21 days from the mailing of this Information Statement to our shareholders.

This Information Statement is first being mailed on or about January 15, 2018, to our shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights. The entire cost of furnishing this Information Statement will be borne by us.

APPROXIMATE DATE OF MAILING: JANUARY 15, 2018.

2

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the amendments to our Articles of Incorporation consist of shares of our common stock and our Series A Preferred Stock and our Series B Preferred Stock. Each share of our common stock is entitled to one vote, and each share of our Series A Preferred Stock has voting rights and is entitled to vote 1,000 votes per Series A share, and each share of our Series B Preferred Stock has the voting rights and is entitled to votes 10,000,000,000 votes per Series B share on all matters presented for a vote to shareholders. The number of outstanding shares of our common stock at the close of business on December 22, 2017, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendment to our Articles of Incorporation, was 905,980,026 shares, and the number of votes of the Series A Preferred Stock was 300,000,000 shares, and the number of votes of the Series B Preferred Stock was 50,000,000,000. As of December 26, 2017, the Majority Shareholder had 50,304,211,333 votes, or 98.2389% of all shareholder votes entitled to vote on the amendment.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of December 26, 2017, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our voting stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The address for all officers and directors listed below is 11678 N. Huron Street, Northglenn, CO 80234, which is the principal executive office address of the Company. The information presented is based upon 905,980,026 outstanding shares of our Common Stock as of December 22, 2017.

Ownership of Officers and Directors and Principal Shareholders

	Common Stock		Series A Preferred Stock		Series B Preferred Stock		All Stock
Name of Beneficial Owner	Number of Shares Owned	Percentage Owned	Number of Shares Owned	Percentage Owned	Number of Shares Owned	Percentage Owned	Number of Votes	Percentage Owned
Robert E. Yates, CEO	4,211,333	0.4648%	300,000	100%	5	100%	50,304,211,333	98.2389%
Parley Sheya	613,333	0.0677%	0	0%	0	0%	613,333	0.0012%
All executive officers and directors as a group (2 persons)	4,824,666	0.5325%	300,000	100	5	100	50,304,824,666	98.2401%

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of the Company.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Nevada Law

Pursuant to the Nevada Revised Statutes, amendments to the Articles of Incorporation are required to be approved by a majority of the votes of our shareholders entitled to vote on the matter. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders’ meeting convened for the specific purpose of approving the name change. The Company’s voting securities consist of common stock, Series A Preferred Stock, and Series B Preferred Stock. Each share of common stock is entitled to one vote per share on any matter requiring shareholder vote, each share of Series A Preferred Stock has 1,000 votes per each share on any matters requiring shareholder vote, and each share of Series B Preferred Stock has 10,000,000,000 votes per each share on any matters requiring a shareholder vote.

3

In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the majority shareholders. The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes, as may be amended, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having no less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

Resolutions to effect the amendments were unanimously adopted by our Board of Directors and the Majority Shareholder on December 28, 2017. The Majority Shareholder owns 98.2389% of the votes for our outstanding voting securities. No other votes or consents are required or necessary to affect the amendments to our Articles of Incorporation.

Effective Date of Amendment

The effective date of the amendments to our Articles of Incorporation will be on the opening of business on February 05, 2018, or a date that is 21 days from the mailing of this Information Statement to our shareholders, subject to the filing of Articles of Amendment to our Articles of Incorporation with the State of Nevada, Division of Corporations.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

The Authorized Increase Amendment is being sought to enhance corporate flexibility and to advance the Company’s business plan. We believe that for us to successfully execute our business strategy we likely will need to raise investment capital and it may be preferable or necessary to issue and sell additional shares of our common stock to raise such capital, and/or to retain key personnel. In addition, we believe that for us to successfully execute our business strategy, we may need to make one or more acquisitions, and in such event it may be preferable or necessary to issue additional shares as a part of such acquisition transactions. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, the Authorized Increase Amendment will increase the authorized shares of common stock to 10,000,000,000 shares. As of December 28, 2017 the Company did not have any executed definitive agreement to issue shares of its common stock in order to raise capital or make an acquisition (aside from certain obligations to issue conversion shares pursuant to the terms of certain Convertible Notes outstanding, the details of which have been previously reported on Form 8K).

The Company is authorized to issue 1,000,000 shares of preferred stock. The amendment to increase the authorized shares of common stock would not affect the number of preferred shares the Company is authorized to issue.

Management believes that this increase in authorized shares will allow the Company to have sufficient shares available now and in the foreseeable future to provide for raising additional capital and/or acquisitions for the benefit of our shareholders. By taking this action now to increase the authorized common shares, it prevents us from possibly having to incur these same costs associated with increasing the authorized shares multiple times in the future as the needs may develop, saving our shareholders money in the future. By having taken this action, management now will have sufficient common shares available as the need develops, but is not currently obligated to issue some, part, or any of the additional authorized shares.

The Authorized Increase Amendment may have the effect of preventing or delaying the acquisition by third parties of a controlling interest in us, even though the Majority Shareholder owns approximately 98.2389% of our currently outstanding voting securities. Our ability to issue a vastly increased number of voting securities may lead to an increase in the number of votes required in order to approve a future change in control and may make it substantially more difficult for third parties to gain control of us through a tender offer, proxy contest, merger or other transaction. The ability to prevent a change in control may deprive our shareholders of any benefits that may result from such a change in control, including the potential realization of a premium over the market price for our common stock that such a transaction may cause. Furthermore, the issuance of a large block of additional shares to parties who may be deemed “friendly” to our Board of Directors may make it more difficult to remove incumbent directors from office, even if such removal would benefit our common shareholders. Despite these potential anti-takeover effects, however, the Board of Directors believed that the financial flexibility afforded by this increase in our authorized common stock outweighs any potential disadvantages. Our management and our Board of Directors have no present intention to use the increased number of authorized common shares for any anti-takeover purpose.

4

Our issuance of any additional shares of our common stock in the future may dilute both the equity interests and the earnings per share of our existing common shareholders. Such dilution may be substantial, depending on the number of shares issued. Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock.

The cost of preparing, printing and mailing this Schedule 14C and all other costs in connection with amendment of the Articles will be paid by the Company.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to the amendments to our Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments to our Articles of Incorporation, which is not shared by all other shareholders.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 11678 N. Huron Street, Northglenn, CO 80234.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

5

NOTICE

THE MAJORITY SHAREHOLDER OF OUR COMPANY HAS CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THE AMENDMENT UNDER NEVADA LAW, AND HAS DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: December 28, 2017	/s/ Robert Yates

6